SECOND MODIFICATION AND AMENDMENT AGREEMENT

      This Second Modification and Amendment Agreement ("Agreement") dated as of May___, 2007 is entered into by and among Swiss Medica, Inc., a Delaware corporation (the "Company") and Double U Master Fund L.P. ("Subscriber").

      WHEREAS, the Company and the Subscriber are parties to Subscription Agreements ("Subscription Agreements") dated June 20, 2005, December 29, 2005, as amended pursuant to a Modification Agreement dated June 8, 2006 ("Modification Agreement"), and August 24, 2006 relating to aggregate investments by Subscriber of $560,000, $250,000, and $594,000, respectively, of principal amount of promissory notes of the Company convertible into shares of the Company's $.001 par value common stock ("Notes"); and

      WHEREAS, if notified by the Subscriber the Company would be in default of material terms of the Transaction Documents upon which the Subscriber may elect to exercise its rights to accelerate the Maturity Date of the Notes; and

      WHEREAS, the Company has uniformally agreed to restructure the terms of the Notes as follows and the Subscriber has agreed to waive certain defaults.

      NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

      1. All the capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreement and the documents and agreements delivered therewith ("Transaction Documents").

      2. Section 1.2 of each Note is amended as follows:

            "1.2. Interest Rate. Simple interest payable on this Note shall accrue at the annual rate of twelve percent (12%) and be payable monthly commencing May 31, 2007, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below."

            Section 1.4 of each Note is amended as follows:

            "The Maturity Date of the Note shall be March 31, 2008."

            Section 1.5 shall be added to each Note that shall read as follows:

            "1.5 Principal Repayment. From May 1, 2007 to October 31, 2007 Borrower shall pay three percent (3%) of the outstanding principal amount due under the Note at the end of each three month period starting May 1, 2007 such that the first payment is due July 31, 2007. From November 1, 2007 to March 31, 2008, Borrower shall pay one percent (1%) of the outstanding principal amount due under the Note at the end of each monthly period starting November 31, 2007. Notwithstanding the foregoing, all principal and accrued interest shall be due on the Maturity Date."

            Section 1.6 shall be added to each Note that shall read as follows:

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            "1.6 In the event Borrower fails to pay any installment of principal or interest or any other sum due under this Note when due, and such failure continues for a period of ten (10) business days after the due date, interest will revert back to twenty-four percent (24%)."

      3. Notwithstanding the foregoing, the Company shall pay $115,000 of the accrued interest with proceeds from the debt financing that shall close on or about this date. The Company shall pay the remaining $60,000 in accrued interest with proceeds from the next debt financing as well as an additional $10,000 fee for the extension of the Maturity Date.

      4. The Company shall grant Subscriber a warrant to purchase 1,500,000 shares of Company common stock at $0.02 per share with an expiration date of May 9, 2010 substantially in the form set forth in Exhibit A.

      5. This Agreement shall constitute a waiver of all past defaults under the Notes and other Transaction Documents. In the event that the Company should default on any term of the Notes or other Transaction Documents including but not limited to any payments of interest and/or principal subsequent to this date, then such waivers shall be considered null and void.

      6. Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

      7. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Second Modification and Amendment Agreement as of the date first written above.

Company:                                Investor:
SWISS MEDICA INC.                       DOUBLE U MASTER FUND L.P.


By:                                     By:
    ---------------------------------       ------------------------------------
    Name: Raghu Kilambi                     Name:
    Title: CEO                              Title: